Pricing Agreement



GOLDMAN, SACHS & CO.,
J.P. MORGAN SECURITIES INC.,
  As Representatives of the several
   Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York  10004.

                                                               February 26, 1999

Dear Sirs:

         Corning Incorporated (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 23, 1993 (the "Underwriting Agreement"), between the Company, on the one hand and, inter alia, Goldman, Sachs & Co., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein except that Annex I to the Underwriting Agreement is replaced by Annex I hereto; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto. References herein and in the Underwriting Agreement to a "Registration Statement" shall be deemed to include both the Registration Statement on Form S-3 of the Company (File No. 33-49903) filed on August 4, 1993 and the Registration Statement on Form S-3 of the Company (File No. 33- 56887) filed on December 15, 1994.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed, or, in the case of a supplement, transmitted for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                     Very truly yours,


                                     CORNING INCORPORATED


                                     By: /s/ James B. Flaws
                                        ----------------------------------------
                                     Name:  James B. Flaws
                                     Title: Senior Vice President, Treasurer and
                                            Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

By:      /s/ Goldman, Sachs & Co.
   -------------------------------
            (Goldman, Sachs & Co.)

                                   SCHEDULE I


                                             Principal Amount   Principal Amount
                                                 of Notes         of Debentures
                Underwriter                   to be Purchased    to be Purchased
                -----------                  ----------------   ----------------
Goldman, Sachs & Co. .....................       97,500,000         97,500,000

J.P. Morgan Securities Inc. ..............       52,500,000         52,500,000
                                               ------------       ------------

Total ....................................     $150,000,000       $150,000,000
                                               ============       ============

                                   SCHEDULE II


Title of Designated Securities:

         6.30% Notes due March 1, 2009 (the "Notes")

         6.85% Debentures due March 1, 2029 (the "Debentures")


Aggregate principal amount:

         $150,000,000 of the Notes
         $150,000,000 of the Debentures


Price to Public:

         The  Notes:
                  99.971% of the principal amount of the Notes.

         The  Debentures:
                  99.811% of the principal amount of the Debentures.


Purchase Price by Underwriters:

         The  Notes:
                  99.321% of the principal amount of the Notes

         The  Debentures:
                  99.936% of the principal amount of the Debentures


Specified Funds for Payment of Purchase Price:

         Immediately available funds


Indenture:

         Indenture, dated as of April 1, 1991, between the Company and United States Trust Company of New York, as Trustee

Maturity:

         The Notes:  March 1, 2009

         The  Debentures:  March 1, 2029


Interest Rate:

         The Notes:  6.30% per annum

         The Debentures:  6.85% per annum


Interest Payment Dates:

         March 1 and September 1, commencing September 1, 1999.


Redemption Provisions:

         The Notes and the Debentures may not be redeemed at the option of the Company or the holders prior to maturity.


Sinking Fund Provisions:

         No sinking fund provisions


Defeasance:

         The defeasance provisions of Section 1302 and 1303 and Article Thirteen of the Indenture shall apply to the Designated Securities in accordance with Section 1301 of the Indenture.


Time of Delivery:

         10:00 A.M., New York City time,  March 3, 1999

Closing Location:

         Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.


Names and Addresses of Representatives:

         Designated Representatives:

                  Goldman, Sachs & Co.
                  J.P. Morgan Securities Inc.

         Address for Notices, etc.:

                  c/o Goldman, Sachs & Co.
                  32 Old Slip, 9th floor
                  New York, New York 10005
                  Attention:  Registration Department


Securities Exchange:

         No Listing


Other Terms:

         At the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the date of the Time of Delivery, in form and substance satisfactory to the Underwriters to the effect set forth in Annex I hereto.

         In addition to the representations made by the Company to the Underwriters in the Underwriting Agreement, the Company represents and warrants to, and agrees with, each of the Underwriters that:

         The statements under the heading "Year 2000 Readiness Disclosure" under
         Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") which report is incorporated by reference in the Registration Statement and the Prospectus, when such report was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Since the date on which such report was filed with the Commission, there has not been any material change relating to the Company's year 2000 issue that would be required to be disclosed in subsequent filings with the Commission under the Exchange Act and incorporated by reference in the Registration Statement and Prospectus.

         The foregoing representation shall be deemed to be made in, and shall have the same force and effect as if contained in, Section 2 of the Underwriting Agreement.

                                                                         ANNEX I


                  [Form of letter of PricewaterhouseCoopers LLP
                    to be delivered pursuant to Section 7(d)]


         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

              (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representative and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d) respectively, of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited condensed consolidated
                  statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheet and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus), or any increase in the consolidated long-term debt of the Company and its subsidiaries or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenue or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii), (iv), (v) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in
         Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

         All references in this Annex I to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement and to the Prospectus as amended or supplemented (including all documents incorporated by reference therein) for the purposes of the letter delivered at each Time of Delivery.